                                                            EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Great Wall Acquisition
Corporation (the "Company") on Form 10-QSB for the period ending September 30,
2004 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Kin Shing Li, Chairman of the Board, Chief Executive Officer and
Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

By:  /s/ Kin Shing Li                               Dated: November 15, 2004
    -----------------------------------------------
        Kin Shing Li
        Chairman of the Board, Chief Executive Officer and Secretary
        (Principal Executive and Principal Financial and Accounting Officer)